Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-127917, 33-41927, 33-56787, 333-42007, 333-67887, 333-92089, 333-68010, 333-106937, 333-98487, 333-46674, 333-120918, 333-134890 and 333-143649 on Form S-8 (the “S-8 Registration Statements”) and Registration Statement Nos. 33-60350, 333-48841, 333-12031, 333-46676, 333-106401, 33-69476, and 333-120612 on Form S-3 (the “S-3 Registration Statements”) of Cousins Properties Incorporated and subsidiaries (the “Company”) of our report dated February 26, 2008 relating to the consolidated financial statements and consolidated financial statement schedule (which report expresses an unqualified opinion and includes explanatory paragraphs related to the adoption of Statement of Financial Accounting Standards No. 123(R), Stock-Based Payment and the adoption of SEC Staff Accounting Bulletin No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements) and our report dated February 26, 2008 on the effectiveness of the Company’s internal control over financial reporting appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2007.
/s/ DELOITTE & TOUCHE LLP
Atlanta, Georgia
February 26, 2008